Exhibit 99.1

Clear Channel Outdoor Reports Third Quarter 2010 Results
Revenues Increase 5%
OIBDAN Increases 26%

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San Antonio, Texas November 8, 2010 Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported results for the third quarter ended September 30, 2010.

Third Quarter 2010 Results

The Company reported revenues of $695.1 million in the third quarter of 2010, a 5% increase from the $660.6 million reported for the third quarter of 2009, and excluding the effects of movements in foreign exchange rates, the revenue increase would have been 7%.1

Clear Channel Outdoor’s operating expenses2 decreased 2% for the third quarter of 2010 compared to the same period of 2009.  Expenses would have been relatively flat, excluding the effects of movements in foreign exchange rates.1 Included in the Company’s operating expenses and corporate expenses for the third quarter of 2010 and 2009 are $2.5 million and $6.6 million, respectively, of restructuring charges and approximately $3.0 million and $2.5 million, respectively, of non-cash compensation expense.

The Company’s OIBDAN was $176.0 million for the third quarter of 2010, a 26% increase from the third quarter of 2009.1

The Company’s consolidated net loss in the third quarter of 2010 was $31.9 million compared to a consolidated net loss of $34.1 million for the same period in 2009.  The net loss during the third quarter of 2010 was primarily related to an increase in interest expense and taxes.

Mark Mays, CEO of Clear Channel Outdoor, commented: “Positive operating trends accelerated across our operations during the third quarter, as we capitalized on our exceptional reach, growing digital footprint and focus on driving innovative solutions for our advertising partners.  Our efforts during the past two years to realign our organization to achieve profitable growth are clearly paying off.  This is an exciting time for our company, as we believe we are well positioned to deliver increased returns from our operations to the benefit of our shareholders.”

Revenue, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Revenue1
Americas	$333,269	$312,537	7%
International	361,817	348,085	4%
Consolidated revenue	$695,086	$660,622	5%
Operating Expenses 1,2
Americas	$193,483	$193,077	0%
International	299,495	312,201	(4%)
Consolidated operating expenses	$492,978	$505,278	(2%)

OIBDAN1
Americas	$139,786	$119,460	17%
International	62,322	35,884	74%
Corporate	(26,105)	(15,365)
Consolidated OIBDAN	$176,003	$139,979	26%

1See reconciliations of revenue, direct operating and SG&A expenses and OIBDAN excluding the effects of foreign exchange, direct operating and SG&A expenses excluding non-cash compensation expense, segment OIBDAN to consolidated operating income (loss) and the reconciliation of OIBDAN to net income (loss) at the end of this press release.  See also definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include Direct operating expenses and SG&A expenses but exclude non-cash compensation expense associated with the Company’s stock option grants and restricted stock awards.

Americas

Americas’ outdoor revenue increased $20.7 million during the third quarter of 2010 compared to the same period of 2009 as a result of increased revenue across the Company’s advertising inventory, particularly digital.  The increase was driven by increases in both occupancy and rate.  Partially offsetting the revenue increase was the decrease in revenue related to the 2009 sale of the Company’s Taxi Media business.

Operating expenses were relatively flat during the third quarter of 2010 compared to the same period of 2009.  Higher variable costs included site-lease expenses, commission expenses and bonuses in connection with higher revenues, which were largely offset by the disposition of Taxi Media.

Americas’ OIBDAN for the third quarter of 2010 was $139.8 million, an increase of 17% when compared with the $119.5 million for the third quarter of 2009. 1

As of September 30, 2010, the Company had deployed a total of 556 digital displays in 35 U.S. markets.  This includes 34 digital displays that were installed during the third quarter of 2010.

International

International revenue increased $13.7 million during the third quarter of 2010 compared to the same period of 2009.  Revenue growth from all of the Company’s advertising inventory categories, particularly street furniture, and across most countries was partially offset by the exit from the business in Greece.  Foreign exchange movements negatively impacted revenues by $12.5 million.

Operating expenses, excluding non-cash compensation, decreased $12.7 million during the third quarter of 2010 compared to the same period of 2009, primarily from an $11.9 million decrease from movements in foreign exchange and a $4.7 million decline in site-lease expenses as a result of cost savings from the Company’s restructuring program and the exit from the business in Greece.

International OIBDAN for the third quarter of 2010 increased 74% to $62.3 million from $35.9 million for the third quarter of 2009. 1   Excluding the effects of movements in foreign exchange rates1, the increase in OIBDAN was 75%.

Conference Call

The Company will host a teleconference to discuss results today at 5:00 p.m. Eastern Time.  The conference call number is 800-260-0702 and the pass code is 174479.  The teleconference will also be available via a live audio cast on the investor section of the Clear Channel Outdoor website, located at http://www.clearchanneloutdoor.com/corporate/investor_relations.htm.  A replay of the call will be available after the live conference call, beginning at 7:00 p.m. Eastern Time, for a period of one week.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the pass code is 174479.  The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of one week.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended September 30,
	2010	2009
Revenue	$695,086	$660,622
Direct operating expenses	380,619	398,766
Selling, general and administrative expenses	115,224	108,824
Corporate expenses	26,197	15,547
Depreciation and amortization	103,833	111,053
Other operating income (expense) – net	(27,672)	1,160
Operating income	41,541	27,592

Interest expense - net	55,476	37,775
Loss on marketable securities	—	(11,315)
Equity in loss of nonconsolidated affiliates	(663)	(2,046)
Other income – net	1,545	492
Loss before income taxes	(13,053)	(23,052)
Income tax expense	(18,829)	(10,999)
Consolidated net loss	(31,882)	(34,051)
Amount attributable to noncontrolling interest	3,012	325

Net loss attributable to the Company	$(34,894)	$(34,376)

Diluted net loss per share	$(0.10)	$(0.10)

Weighted average shares outstanding – Diluted	355,585	355,389

The Company’s revenue decreased approximately $10.0 million and direct operating and SG&A expenses decreased approximately $10.0 million, due to the effects of foreign exchange movements during the third quarter of 2010 as compared to the same period of 2009.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2010 and December 31, 2009 was:

(In millions)	September 30, 2010	December 31, 2009

Cash	$664.7	$609.4
Total Current Assets	$1,606.4	$1,640.5
Net Property, Plant and Equipment	$2,329.0	$2,440.6
Due from Clear Channel Communications	$254.2	$123.3
Total Assets	$7,086.7	$7,192.4

Current Liabilities (excluding current portion of long-term debt)	$739.9	$724.0
Long-Term Debt (including current portion of long-term debt)	$2,567.3	$2,608.9
Shareholders’ Equity	$2,677.0	$2,761.4

TABLE 3 – Restructuring Program Costs

The Company incurred the following costs, included in Direct operating, SG&A and Corporate expenses, in conjunction with its restructuring program:

(In millions)
	Three Months Ended September 30,
	2010	2009
Americas	$0.3	$2.4
International	2.2	3.5
Corporate	—	0.7
Total	$2.5	$6.6

TABLE 4 - Total Debt

At September 30, 2010 and December 31, 2009, Clear Channel Outdoor had total debt of:

(In millions)	September 30, 2010	December 31, 2009

Bank Credit Facility	$—	$30.0

Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	500.0	500.0
9.25% Series B Senior Notes Due 2017	2,000.0	2,000.0
Other Debt	67.3	78.9
Total	2,567.3	2,608.9
Cash	664.7	609.4
Net Debt	$1,902.6	$1,999.5

The current portion of long-term debt, which is included in Other Debt, was $42.4 million as of September 30, 2010.

Liquidity and Financial Position

For the nine months ended September 30, 2010, cash flow provided by operating activities was $369.1 million, cash flow used for investing activities was $135.2 million, cash flow used for financing activities was $179.0 million, and the effect of exchange rate changes on cash was $0.4 million for a net increase in cash of $55.3 million.

The Clear Channel Worldwide Holdings, Inc. Notes indenture restricts the Company’s ability to incur additional indebtedness and pay dividends based on an incurrence test.  In order to incur additional indebtedness, the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  Similarly, in order for the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales, the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) must be lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively. If these ratios are not met, the Company has certain exceptions that allow the Company to incur additional indebtedness and pay dividends, such as a $500 million exception for the payment of dividends.

Consolidated leverage, defined as total debt divided by the trailing 12-month EBITDA was 3.6:1 at September 30, 2010, and senior leverage, defined as senior debt divided by the trailing twelve month EBITDA was also 3.6:1 at September 30, 2010.  The Company’s adjusted EBITDA of $715.5 million is calculated as the trailing twelve months operating income before depreciation and amortization, other operating income – net, plus impairment charges, all as shown on the consolidated statement of operations, and non-cash compensation, and is further adjusted for certain items, including: (i) an increase for expected cost savings (limited to $58.8 million in any twelve month period) of $16.9 million; (ii) an increase of $40.9 million for non-cash items; (iii) an increase of $52.0 million related to restructuring charges and other costs/expenses ; and (iv) an increase of $8.5 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Operating Income (Loss) before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Other Operating Income - Net (OIBDAN)

The following tables set forth Clear Channel Outdoor's OIBDAN for the three months ended September 30, 2010 and 2009.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Loss on marketable securities; Interest expense; Other operating income (expense) – net and D&A.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions that are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally the Euro area, the United Kingdom and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the2010 actual foreign revenues and expenses at average 2009 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including: (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expense; (iv) Expense excluding non-cash compensation expense to expenses and (v) OIBDAN to net income.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating Income (loss)	Non-cash compensation expense	Depreciation and amortization	Other operating income (expense) – net	OIBDAN

Three Months Ended September 30, 2010
Americas	$84,440	$2,207	$53,139	$—	$139,786
International	10,970	658	50,694	—	62,322
Corporate	(26,197)	92	—	—	(26,105)
Other operating expense – net	(27,672)	—	—	27,672	—
Consolidated	$41,541	$2,957	$103,833	$27,672	$176,003

Three Months Ended September 30, 2009
Americas	$63,583	$1,775	$54,102	$—	$119,460
International	(21,604)	537	56,951	—	35,884
Corporate	(15,547)	182	—	—	(15,365)
Other operating income – net	1,160	—	—	(1,160)	—
Consolidated	$27,592	$2,494	$111,053	$(1,160)	$139,979

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Consolidated Revenue	$695,086	$660,622	5%
Excluding: Foreign exchange decrease (increase)	10,037	—
Revenue excluding effects of foreign exchange	$705,123	$660,622	7%

Americas revenue	$333,269	$312,537	7%
Excluding: Foreign exchange decrease (increase)	(2,498)	—
Americas revenue excluding effects of foreign exchange	$330,771	$312,537	6%

International revenue	$361,817	$348,085	4%
Excluding: Foreign exchange decrease (increase)	12,535	—
International revenue excluding effects of foreign exchange	$374,352	$348,085	8%

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Foreign Exchange Effects to Expense

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Consolidated Expense	$495,843	$507,590	(2%)
Excluding: Foreign exchange decrease (increase)	9,981	—
Expense excluding effects of foreign exchange	$505,824	$507,590	0%

Americas expense	$195,690	$194,852	0%
Excluding: Foreign exchange decrease (increase)	(1,931)	—
Americas expense excluding effects of foreign exchange	$193,759	$194,852	(1%)

International expense	$300,153	$312,738	(4%)
Excluding: Foreign exchange decrease (increase)	11,912	—
International expense excluding effects of foreign exchange	$312,065	$312,738	0%

Reconciliation of OIBDAN excluding Foreign Exchange Effects to OIBDAN

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Consolidated OIBDAN	$176,003	$139,979	26%
Excluding: Foreign exchange decrease (increase)	56	—
OIBDAN excluding effects of foreign exchange	$176,059	$139,979	26%

Americas OIBDAN	$139,786	$119,460	17%
Excluding: Foreign exchange decrease (increase)	(567)	—
Americas OIBDAN excluding effects of foreign exchange	$139,219	$119,460	17%

International OIBDAN	$62,322	$35,884	74%
Excluding: Foreign exchange decrease (increase)	623	—
International OIBDAN excluding effects of foreign exchange	$62,945	$35,884	75%

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Non-cash compensation expense to Expense

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Americas Outdoor	195,690	194,852	0%
Less: Non-cash compensation expense	(2,207)	(1,775)
	193,483	193,077	0%

International Outdoor	300,153	312,738	(4%)
Less: Non-cash compensation expense	(658)	(537)
	299,495	312,201	(4%)

Plus: Non-cash compensation expense	2,865	2,312
Consolidated divisional operating expenses	$495,843	$507,590	(2%)

Reconciliation of OIBDAN to Net income (loss)

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change
OIBDAN	$176,003	$139,979	26%
Non-cash compensation expense	2,957	2,494
Depreciation and amortization	103,833	111,053
Other operating income (expense) – net	(27,672)	1,160
Operating income	41,541	27,592

Interest expense – net	55,476	37,775
Loss on marketable securities	—	(11,315)
Equity in loss of nonconsolidated affiliates	(663)	(2,046)
Other income – net	1,545	492
Loss before income taxes	(13,053)	(23,052)
Income tax expense	(18,829)	(10,999)
Consolidated net loss	(31,882)	(34,051)
Amount attributable to noncontrolling interest	3,012	325

Net loss attributable to the Company	$(34,894)	$(34,376)

Quarterly information regarding the sale of the Company’s Taxi Media business can be found in the Company’s first quarter 2010 earnings release, which is available on the Company’s website.

About Clear Channel Outdoor Holdings

Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays.

For further information contact: Randy Palmer, Director of Investor Relations, (210) 822-2828, or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Outdoor currently does business (both general and relative to the advertising industry); changes in operating performance; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; fluctuations in interest rates; changes in tax rates; shifts in population and other demographics; and access to capital markets.  Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Outdoor’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in Clear Channel Outdoor’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the period ended December 31, 2009. Except as otherwise stated in this document, Clear Channel Outdoor does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.